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[SUPERCONDUCTOR TECHNOLOGIES LOGO]                                  EXHIBIT 10.1
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COMPANY CONTACT:                                      INVESTOR RELATIONS CONTACT:
Martin McDermut                                       Lippert / Heilshorn & Associates
Senior Vice President, Chief Financial Officer        Lillian Armstrong, Moriah Shilton
Email: mmcdermut@suptech.com                          Email:   lillian@lhai-sf.com
(805) 690-4500                                        (415) 433-3777
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             SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES PRELIMINARY
                             FIRST QUARTER REVENUES

        -ADDS ANOTHER MAJOR U.S. BASED WIRELESS CARRIER TO CUSTOMER LIST-

      SANTA BARBARA, CALIF., APRIL 10, 2003 -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI" or the "Company"), the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, today announced it expects net revenues of approximately $7.4 to $7.6 million for the first quarter ended March 31, 2003, compared to $4.6 million in the first quarter of 2002. The company ended the quarter with approximately $4.5 million in commercial product backlog.

      In addition, STI recently added another major U.S. based wireless carrier to its growing list of customers with general purchase agreements (GPAs), and has received initial purchase orders under the new agreement. Second quarter results will include shipments to this new customer.

      "STI now has GPAs with three of the top five cellular wireless carriers in the U.S., which paves the way for continued market adoption of our network-optimizing technology," stated M. Peter Thomas, president and chief executive officer of Superconductor Technologies Inc. "As we expand in various regions around the country, we are building a pipeline of demand that will drive us toward our goal of $50 million in net revenues in 2003."

      Thomas continued, "Our first quarter 2003 success was achieved at a time when a portion of STI's energies was diverted to the patent litigation brought by ISCO International. As a result, in the first quarter STI saw a marked increase in its litigation expenses that will impact first quarter earnings. STI's recent win in the lawsuit refocuses 100% of our energies to our


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business going forward. We anticipate our operating expenses will more appropriately reflect our operating model by the third quarter, and that the company is tracking to reach its goal of profitability by the fourth quarter 2003."

INVESTOR CONFERENCE CALL

STI will host an investor conference call today at 2:00 p.m. pacific time, April 10, 2003. The call will be accessible live by dialing (877)-817-7170. A 48-hour replay will be available by dialing (888) 266-2081, passcode 6477391. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

ABOUT SUPERCONDUCTOR TECHNOLOGIES INC.


Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperFilter(R), the company's flagship product in the SuperLink Rx product line, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

      More than 2,000 SuperFilter Systems have been shipped worldwide, logging in excess of 25 million hours of cumulative operation. In 2002, STI was named one of Deloitte & Touche's prestigious "Technology Fast 50" companies for the Los Angeles area, a ranking of the 50 fastest-growing technology companies in the area.

      SuperFilter and SuperLink are trademarks or registered trademarks of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

SAFE HARBOR STATEMENT

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future profitability, commercial revenues, market growth, capital requirements and new product introductions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and


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uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to achieve profitability. STI refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

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